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                                                                    EXHIBIT 16.1
                                                                    ------------




[McGladrey & Pullen, LLP letterhead]




                               September 21, 1999



Mr. James K. McHugh
Chief Financial Officer
N-Viro International Corporation
3450 West Central Avenue, Suite 328
Toledo, OH   43606

Dear Mr. McHugh:

This is to confirm that the client-auditor relationship between N-Viro International Corporation (Commission File Number 0-21802), and McGladrey & Pullen, LLP has ceased.

                                              Sincerely,




                                              /s/ McGladrey & Pullen, LLP
                                              ---------------------------

                                              McGLADREY & PULLEN, LLP




cc:    Office of the Chief Accountant
       SECPS Letter File
       Securities and Exchange Commission
       Mail Stop 11-3
       450 Fifth Street, N.W.
       Washington, DC  20549